UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 4, 2020

Anika Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

____________________

Delaware	000-21326	04-3145961
(State or other jurisdiction of	Commission file number	(I.R.S. Employer
incorporation or organization)		Identification No.)

32 Wiggins Avenue, Bedford, MA 01730

(Address of principal executive offices) (Zip code)

(781)-457-9000

Registrant’s telephone number, including area code:

Not applicable

(Former name or former address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ANIK	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Arthrosurface, Inc. Merger Agreement

On January 4, 2020, Anika Therapeutics, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “ArthroSurface Merger Agreement”) with Button Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“ArthroSurface Merger Sub”), ArthroSurface Incorporated, a Delaware corporation (“ArthroSurface”) and Boston Millennia Partners Button Shareholder Representation, Inc., a Delaware corporation, solely in its capacity as the representative, agent and attorney-in-fact of the Equityholders (as defined in the ArthroSurface Merger Agreement).

The ArthroSurface Merger Agreement provides that, among other things and subject to the terms and conditions of the ArthroSurface Merger Agreement, (1) ArthroSurface Merger Sub will merge with and into ArthroSurface, with ArthroSurface surviving such merger as a direct, wholly owned subsidiary of the Company (the “ArthroSurface Merger”), and (2) at the effective time of the ArthroSurface Merger (the “ArthroSurface Closing”), all of the outstanding shares of common stock and preferred stock of ArthroSurface issued and outstanding immediately prior to the ArthroSurface Closing (other than certain stock owned by the Company, the Company’s wholly owned subsidiaries or ArthroSurface and certain dissenting shares, if any) will no longer be outstanding and will automatically be cancelled and will retired and cease to exist, and each holder thereof will cease to have any rights with respect thereto, except the right to receive the applicable consideration calculated as set forth in the ArthroSurface Merger Agreement.

In addition, each option to purchase shares of common stock of ArthroSurface that is outstanding and vested as of the ArthroSurface Closing will automatically be cancelled and only entitle the holder of such option to receive an amount of cash calculated as set forth in the ArthroSurface Merger Agreement, without interest. Each option that is unvested will automatically be cancelled for no consideration or payment. Each warrant that is validly exercised prior to the ArthroSurface Closing will be entitled to receive an aggregate amount calculated as set forth in the ArthroSurface Merger Agreement. Each warrant that is not so exercised prior to the ArthroSurface Closing will expire and be deemed to be extinguished and cancelled immediately prior to the ArthroSurface Closing. The ArthroSurface Merger Agreement contains representations, warranties and covenants by the parties, conditions in favor of the parties and indemnification rights in favor of the Company that are customary for a transaction of this nature.

Pursuant to the terms and conditions of the ArthroSurface Merger Agreement, the purchase price payable by the Company at the ArthroSurface Closing is $60,040,000 in cash, subject to adjustments for cash, indebtedness, working capital and transaction expenses of ArthroSurface as of the ArthroSurface Closing. The ArthroSurface Merger Agreement also provides for certain earn-out payments of up to an aggregate amount of $40,000,000 if certain financial and regulatory targets are achieved in 2020 and 2021, payable in cash.

The ArthroSurface Closing is expected to occur in the first quarter of 2019 and is subject to the satisfaction or waiver of certain customary mutual closing conditions.

The ArthroSurface Merger Agreement contains representations, warranties and covenants by the parties and indemnification rights in favor of the Company that are customary for a transaction of this nature.

The ArthroSurface Merger Agreement also contains certain termination rights, including, among others, the right of either party to terminate the ArthroSurface Merger Agreement if the ArthroSurface Merger has not occurred by April 3, 2020, and the failure to consummate is not caused by a breach of the ArthroSurface Merger Agreement by the terminating party.

Parcus Medical, LLC Merger Agreement

On January 4, 2020, the Company also entered into an Agreement and Plan of Merger (the “Parcus Merger Agreement”) with Sunshine Merger Sub, LLC, a Wisconsin limited liability company and a wholly-owned subsidiary of the Company (“Parcus Merger Sub”), Parcus, LLC, a Wisconsin limited liability company (“Parcus”) and Philip Mundy, an individual, solely in his capacity as the representative, agent and attorney-in-fact of the Equityholders (as defined in the Parcus Merger Agreement).

The Parcus Merger Agreement provides that, among other things and subject to the terms and conditions of the Parcus Merger Agreement, (1) Parcus Merger Sub will merge with and into Parcus, with Parcus surviving such merger as a direct, wholly owned subsidiary of the Company (the “Parcus Merger”), (2) at the effective time of the Parcus Merger (the “Parcus Closing”), all of the membership units of Parcus issued and outstanding immediately prior to the Parcus Closing (other than certain membership units owned by the Company, the Company’s wholly owned subsidiaries or Parcus, if any) will no longer be outstanding and will automatically be cancelled and retired and will cease to exist, and each holder thereof will cease to have any rights with respect thereto, except the right to receive the applicable consideration calculated as set forth in the Parcus Merger Agreement and (3) at the Parcus Closing, all of the rights to receive membership units of Parcus will, automatically accelerate in full and will automatically be cancelled and only entitle the holder of such Company RSU to receive an amount of cash calculated as set forth in the Parcus Merger Agreement, without interest.

Pursuant to the Parcus Merger Agreement, the purchase price payable by the Company at closing is $35,000,000 in cash, subject to adjustments for cash, indebtedness, working capital and transaction expenses of Parcus as of the Parcus Closing. The Parcus Merger Agreement also provides for certain potential earn-out payments of up to an aggregate amount of $60,000,000 if certain financial targets are achieved in 2020, 2021 and 2022, payable in cash.

The Parcus Closing is expected to occur in the first quarter of 2019 and is subject to the satisfaction or waiver of certain customary mutual closing conditions.

The Parcus Merger Agreement contains representations, warranties and covenants by the parties and indemnification rights in favor of the Company that are customary for a transaction of this nature.

The Parcus Merger Agreement also contains certain termination rights, including, among others, the right of either party to terminate the Parcus Merger Agreement if the Parcus Merger has not occurred by April 3, 2020, and the failure to consummate is not caused by a breach of the Parcus Merger Agreement by the terminating party.

The ArthroSurface Merger Agreement is attached hereto as Exhibit 2.1, with certain terms redacted, and is incorporated herein by reference. The Parcus Merger Agreement is also attached hereto as Exhibit 2.2, with certain terms redacted, and is incorporated herein by reference. The foregoing descriptions of the ArthroSurface Merger Agreement and the Parcus Merger Agreement (together, the “Merger Agreements”) have been included to provide investors with information regarding their terms, do not purport to be complete and are qualified in their entirety by reference to the full text of either Merger Agreement. They are not intended to provide any other factual information about the Company, ArthroSurface or Parcus. The Merger Agreements each contain representations and warranties by certain of the parties to the respective Merger Agreement, which were made only for purposes of the applicable Merger Agreement and as of specified dates. The representations, warranties and covenants in the Merger Agreements were the product of negotiations among the applicable parties and made solely for the benefit of the parties to the respective Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the applicable Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, ArthroSurface, Parcus or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of each Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Forward-Looking Statements

This Current Report includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, concerning, but not limited to, the acquisition of ArthroSurface and Parcus and the effects of the ArthroSurface Merger and the Parcus Merger. The Securities and Exchange Commission ("SEC") encourages companies to disclose forward-looking statements so that investors can better understand a company’s future prospects and make informed investment decisions. Forward-looking statements are subject to risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially from these statements. Therefore, you should not rely on any of these forward-looking statements. Forward-looking statements can be identified by such words as "will," "likely," "may," "believe," "expect," "anticipate," "intend," "seek," "designed," "develop," "would," "future," "can," "could," and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters. All statements other than statements of historical facts included in this Current Report regarding our strategies, prospects, financial condition, operations, costs, plans, and objectives are forward-looking statements. Factors that could cause or contribute to changes in such forward-looking statements include, but are not limited to (i) failure to realize the anticipated benefits of the acquisitions, (ii) unexpected expenditures or assumed liabilities that may be incurred as a result of the acquisitions, (iii) loss of key employees or customers following the acquisitions, (iv) unanticipated difficulties in conforming business practices, including accounting policies, procedures, internal controls, and financial records of ArthroSurface and Parcus with the Company, (v) inability to accurately forecast the performance of ArthroSurface and Parcus resulting in unforeseen adverse effects on the Company’s operating results, (vi) failure to satisfy the conditions to the completion of the acquisitions on the anticipated schedule, or at all, and (vii) synergies between ArthroSurface or Parcus and the Company being estimates which may be materially different from actual results.

Please refer to the factors set forth under the heading "Risk Factors" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC, as may be amended or supplemented in subsequently filed Quarterly Reports on Form 10-Q for important factors that we believe could cause actual results to differ materially from those in our forward-looking statements. Any forward-looking statement made by us in this Current Report is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments, or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1+	Agreement and Plan of Merger, dated January 4, 2020, by and between Anika Therapeutics, Inc., Arthrosurface, Inc., Button Merger Sub, Inc. and Boston Millennia Partners Button Shareholder Representation, Inc.
2.2+	Agreement and Plan of Merger, dated January 4, 2020, by and between Anika Therapeutics, Inc., Parcus Medical, LLC, Sunshine Merger Sub, LLC and Philip Mundy

+ Portions of this exhibit have been redacted in compliance with Regulation S-K Item 601(b)(2). The omitted information is not material and would likely cause competitive harm to the Company if publicly disclosed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Anika Therapeutics, Inc.

Date: January 7, 2020	By:	/s/ Sylvia Cheung
Chief Financial Officer